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                                                                            23.1
                          CONSENT OF ERNST & YOUNG LLP

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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement pertaining to the Amended 1987 Stock Option Plan and the 1992 Restricted Stock Plan of BEI Medical Systems Company, Inc. of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of BEI Medical Systems Company, Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 1997, filed with the Securities and Exchange Commission.


San Francisco, California            /s/ Ernst & Young LLP
September 22, 1998